Exhibit 99.2

NEWS RELEASE	CONTACT:	Jason Korstange
(952) 745-2755
www.TCFExpress.com

TCF FINANCIAL CORPORATION   200 Lake Street East, Wayzata, MN 55391-1693

TCF to Webcast Its Annual Analyst Day

Presentations on August 12

WAYZATA, Minnesota, August 5, 2004 – TCF Financial Corporation (TCF) (NYSE:TCB) will provide a webcast of its annual Analyst Day presentations on Thursday, August 12 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  This free webcast will be hosted by Thomson/CCBN and can be accessed on TCF’s website at www.tcfexpress.com.

TCF is a Wayzata, Minnesota-based national financial holding company with $11.9 billion in assets.  TCF has more than 411 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, mortgage banking, brokerage, and investments and insurance sales.

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